UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

Yew Bio-Pharm Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54701	26-1579105
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9460 Telstar Avenue, Suite 6 El Monte, California	91731
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626)-401-9588

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Yew Bio-Pharm Group, Inc. (herein referred to as the “Company” or “Registrant”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer and Director

On November 1, 2018, Ms. Nan Tian resigned as Chief Financial Officer of the Company, in order to pursue other interests and businesses. The Company thanks Ms. Tian for her service to the Company and wishes her the best in her future endeavors.

On November 1, 2018, Mr. Hui Tao resigned as independent director from the Company’s Board and all other Committees of the Board of which he was a member. The Company thanks Mr. Tao for his service to the Company and wishes him the best in his future endeavors.

Appointment of Officer

On November 2, 2018, the Board of Directors appointed Mr. Yuxi Xing as the new Chief Financial Officer of the Company.

Yuxi Xing, Age 57. From January 1997 to December 1998, Mr. Xing was employed as auditing specialist by Heilongjiang Muleng Forestry Management Bureau (“HMFMB”). From January 1999 to May 2018, Mr. Xing was employed by Heilongjiang Mudanjiang River Forestry Management Bureau as Deputy-head level researcher of the Finance Department. From June until present, Mr. Xing was employed as Financial Director of Mudanjiang Hongtao Real Estate Development LLC. He is also a principal of Heilongjiang Lianbang Accounting LLC.

Mr. Xing received his accounting degree in 1982 from Heilongjiang River Forestry Vocational and Technical College and in 1991 he received his Bachelor of Financial Management degree from Harbin Institute of Technology.

Appointment of Director

On November 2, 2018, the Board of Directors appointed Mr. Yongchun Shi to serve as an independent director on the Company’s Board of Directors and also to serve as a member of the Board’s Compensation Committee and as a member of its Nominating and Corporate Governance Committee.

Yongchun Shi, Age 54 was born in Harbin City, Heilongjiang Province. In 1981, he majored in Forestry at Northeast Forestry University and received his bachelor’s degree in Agronomy. In 1985, he worked as a lecturer at Heilongjiang College of Logging Industry Managerial Personnel Training. In 2006, he started his postgraduate degree in engineering at Northeast Forestry University while teaching at Heilongjiang College of Logging Industry Managerial Personnel Training. In 2010, he was promoted to professor at Heilongjiang College of Logging Industry Managerial Personnel Training. Mr. Shi is currently employed as Head of Resources and Environment Department at Heilongjiang Vocational Institute of Ecological Engineering and as Secretary General of Heilongjiang Vocational Teaching Steering Committee of Environmental Protection.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Yew Bio-Pharm Group, Inc.

Date: November 7, 2018	By:	/s/ Zhiguo Wang
Zhiguo Wang
President & Chief Executive Officer

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